  Filed Pursuant to Rule 424(b)(5)

Registration No. 333-289554

Prospectus supplement
(To Prospectus dated August 21, 2025)

Innoviz Technologies Ltd.

 66,666,667 Ordinary Shares

Innoviz Technologies Ltd. (“Innoviz”) is offering 66,666,667 ordinary shares, no par value per each share (“ordinary shares”), in an offering to a limited number of purchasers pursuant to this prospectus supplement and the accompanying prospectus.

The ordinary shares are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “INVZ”. The last reported sale price of the ordinary shares on Nasdaq on July 27, 2026 was $0.63 per share.

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and are eligible for reduced public company disclosure requirements.

See “Risk Factors” beginning on page S-9 of this prospectus supplement, in the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement, to read about factors you should consider before buying our ordinary shares.

None of the Securities and Exchange Commission, the Israel Securities Authority or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Ordinary Share	Total
Offering price	$0.45	$30,000,000.15
Placement agent fees(1)	$0.026325	$1,755,000.01
Proceeds, before expenses, to Innoviz	$0.423675	$28,245,000.14

(1)	See “Plan of Distribution” beginning on page S-33 of this prospectus supplement for more information concerning placement agent compensation. We have engaged Titan Partners Securities LLC (the “placement agent”) as our placement agent to use its “best efforts” to solicit offers to purchase our ordinary shares in this offering. The placement agent has no obligation to buy any securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities.

We expect to deliver the securities to purchasers on or about July 29, 2026, subject to the satisfaction of customary closing conditions.

Sole Placement Agent Titan Partners

Prospectus supplement dated July 28, 2026.

PRELIMINARY PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated August 21, 2025, included in our registration statement on Form F-3 (File No. 333-289554), along with the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”), before the date of this prospectus supplement, on the other hand, you should rely on the information contained in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the SEC. Under this shelf registration process, we may offer from time to time various securities, of which this offering of securities is a part. Such registration statement also includes exhibits that provide more detail on the matters discussed in this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus, including the information incorporated by reference herein and therein, the exhibits filed with the SEC and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision.

We have not, and the placement agent has not, authorized anyone to provide you with information, or to make any representation, different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectus that we have authorized for use in connection with this offering. We and the placement agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not, and the placement agent is not, making an offer to sell our ordinary shares in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You must comply with all applicable laws and regulations in force in any applicable jurisdiction and you must obtain any consent, approval or permission required by you for the purchase, offer or sale of the securities under the laws and regulations in force in the jurisdiction to which you are subject or in which you make your purchase, offer or sale, and neither we nor the placement agent will have any responsibility therefor.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made; therefore, such representations, warranties and covenants should not be relied on as accurate representations of the current state of our affairs.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement concerning Innoviz’s industry and the regions in which it operates, including Innoviz’s general expectations and market position, market opportunity, market share and other management estimates, is based on information obtained from various independent publicly available sources and other industry publications, surveys and forecasts. Innoviz has not independently verified the accuracy or completeness of any third-party information. Similarly, internal surveys, industry forecasts and market research, which Innoviz believes to be reliable based upon its management’s knowledge of the industry, have not been independently verified.

Except where the context otherwise requires or where otherwise indicated in this prospectus supplement, the terms “Innoviz,” the “Company,” “we,” “us,” “our,” “our company” and “our business” refer to Innoviz Technologies Ltd., together with its consolidated subsidiaries as a consolidated entity. The term “ordinary shares” refers to our ordinary shares, no par value per share.  The term “RDO warrants” refers to our outstanding warrants to purchase up to 23,021,582 ordinary shares (as of March 31, 2026) at an exercise price equal to $1.69.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein. This summary does not contain all the information that you should consider before deciding to invest in our ordinary shares. You should carefully read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, including each of the documents incorporated herein and therein by reference, before making an investment decision. You should carefully consider the information set forth under “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in any related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus, including our Annual Report on Form 20-F for the year ended December 31, 2025 (our “Annual Report”). You should also carefully read the information incorporated by reference into the accompanying prospectus, including our financial statements, and the other information in the exhibits to the registration statement of which the accompanying prospectus is a part.

Company Overview

We are a leading Tier-1 direct supplier of high-performance, automotive-grade LiDAR sensor platforms and complementary software stacks. Our solutions are designated to bring enhanced vision and superior performance to enable Physical AI through safe autonomous driving and other perception-focused applications at a mass scale. We provide complete LiDAR based solutions for OEMs and Tier-1 partners developing autonomous driving vehicles for the passenger car robotaxi, shuttle, delivery vehicle and truck markets. We also leverage our proven automotive-grade LiDAR technology to offer solutions for non-automotive markets, including smart infrastructure, perimeter security, defense and homeland security (under our newly announced brand, Perciz), traffic management and robotics through our InnovizSMART product line, which is designed for, among other applications, Physical AI smart applications.

We were founded in 2016, and our culture has been built on solving sophisticated technological problems through creativity and agile thinking. We created a new type of LiDAR sensor from the chip-level up, including a suite of powerful and sophisticated software applications. In 2018, we achieved our first design win to power BMW’s Level 3 autonomous platform, a program that reached maturity during 2024 with vehicles beginning to be sold with our LiDARs and complementary software stacks.

In 2022, we made the strategic decision to become a Tier-1 direct supplier enabling direct technical engagement with OEMs and improved pricing, which has played a significant role in our subsequent major OEM program wins.

That same year, following more than two years of extensive diligence and qualification, Volkswagen selected us as its direct LiDAR supplier for automated vehicles across several Volkswagen brands using our InnovizTwo platform. In 2023, we announced that Volkswagen aims to expand its use of InnovizTwo LiDAR to its existing I.D Buzz light commercial vehicle program.

In 2024, we announced that Mobileye Vision Technologies Ltd. (“Mobileye”) will use the InnovizTwo Long-Range and InnovizTwo Short- to Mid-Range LiDARs for the Mobileye Drive™ platform.

In June 2025, we announced the launch of InnovizSMART, a high-performance LiDAR sensor based on the InnovizTwo platform, designed for a range of applications, including security, mobility, aerial, robotics, and intelligent traffic management, which we believe are well-suited for Physical AI deployments. With the maturation of our InnovizTwo LiDAR platform and expanding production capabilities, we are broadening our scope to focus on additional markets seeking affordable, high-performing LiDAR solutions.

In December 2025, we announced the launch of our third-generation LiDAR sensor, InnovizThree, first demonstrated at CES in January 2026. Designed with slimmer dimensions, lower power consumption and higher performance at a significantly reduced cost compared to InnovizTwo, InnovizThree is intended to enable seamless integration behind the windshield or on the rooftop, providing OEMs with extended design flexibility.

In January 2026, we also announced the first fully colored long-range LiDAR camera, a compact sensor-fusion module designed to help reduce OEM integration complexity. At the same time, we also announced the integration of our InnovizSMARTer LiDAR with NVIDIA Jetson Orin Nano, a physical AI solution designed to perform real-time 3D perception processing and data compression locally at the sensor through edge computing, which is intended to enable wireless deployment in bandwidth-constrained environments while reducing centralized processing costs.

We are currently continuing to expand our third-party manufacturing capacity through contract manufacturers to meet an anticipated increase in customer demand for our products.

Recent Developments

Launch of Perciz

In July 2026, we announced the launch of Perciz, a dedicated brand focused on defense and homeland security applications. Perciz utilizes the Company's commercially available LiDAR sensors and marks a strategic expansion of Innoviz's mission, bringing the Company's expertise in advanced sensing, AI, and machine intelligence to address the growing challenges facing modern security and defense organizations.

Appointment of Mr. Yoav Har-Even to the Board of Directors

In July 2026, we announced the appointment of Maj. Gen. (Ret.) Yoav Har-Even to its Board of Directors, reinforcing the Company’s strategic commitment to the defense and security markets.

Compliance with Nasdaq’s Minimum Bid Price Requirement

On March 25, 2026, we received a written notification from Nasdaq, indicating that we no longer satisfy Nasdaq Listing Rule 5550(a)(2) based upon a closing bid price of less than $1.00 per share for the Company’s ordinary shares for the prior 30 consecutive business day period. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), Innoviz has a grace period of 180 days, or until September 21, 2026, to meet the minimum bid price requirement under the Nasdaq Listing Rules. If at any time during the 180-day grace period, the closing bid price of the ordinary shares is $1.00 per ordinary share or higher for at least ten consecutive trading days, Nasdaq will provide Innoviz written confirmation of compliance and the matter will be closed.

Expiration of Warrants

On April 6, 2026, 16,231,141 of the Company’s warrants, which had been exercisable for $11.50 per ordinary share, expired in accordance with their terms.

Preliminary Financial Results as of June 30, 2026

Although our financial statements as of and for the six-months ended June 30, 2026 are not yet final, the preliminary results disclosed below are based on the information available to us at this time. As such, our actual results may vary from the preliminary results presented herein and will not be finalized until after we complete our normal end-of-quarter accounting procedures, which have not yet been completed.

The preliminary financial results presented below are not a comprehensive statement of our financial results for the six-months ended June 30, 2026. These estimates should not be viewed as a substitute for our full interim or annual financial statements. Accordingly, you should not place undue reliance on these preliminary results. These preliminary results should be read in conjunction with (i) the information set forth under “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in any related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus, including our Annual Report, and (ii) the information incorporated by reference into the accompanying prospectus, including our financial statements, and the other information in the exhibits to the registration statement of which the accompanying prospectus is a part.

Preliminary results included in this prospectus supplement have been prepared by, and are under the responsibility of, our management. Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, has not audited, examined, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary results. Accordingly, Kesselman & Kesselman does not express an opinion or any other form of assurance with respect thereto. The report of Kesselman & Kesselman incorporated in this prospectus supplement by reference to the Annual Report relates to the Company's previously issued financial statements. It does not extend to the preliminary results and should not be read to do so.

For the three-months ended June 30, 2026, the Company expects its revenues to be between $17.9 million and $18.1 million. As of June 30, 2026, the Company had approximately $48.4 to $48.5 million in cash and cash equivalents, bank deposits, marketable securities and short-term restricted cash.

Corporate Information

We were incorporated in Israel on January 18, 2016 under the Israeli Companies Law, 5759-1999 (the “Companies Law”), and our principal executive office is located at Innoviz Technologies Campus, 5 Uri Ariav St., Building C, Rosh HaAin 4809202, Israel. Our legal and commercial name is Innoviz Technologies Ltd. Our website address is www.innoviz.tech, and our telephone number is +972-74-700-3692. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement and is not incorporated by reference herein. We have included our website address in this prospectus supplement solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically, with the SEC at www.sec.gov. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

THE OFFERING

Ordinary shares offered by us	66,666,667 ordinary shares.

Offering price	$0.45 per ordinary share.

Ordinary shares to be outstanding after this offering	288,032,001 ordinary shares.

Use of proceeds	We expect to receive net proceeds from this offering of approximately $27.3 million, after deducting the placement agent fees and offering expenses payable by us.

We intend to use the net proceeds from this offering for general business purposes. See “Use of Proceeds.”

Dividend policy	We have never declared or paid any cash dividend on our ordinary shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

Risk factors	See “Risk Factors” and the other information included in this prospectus supplement, the accompanying prospectus and under similar headings in the documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus for a discussion of factors you should consider before deciding to invest in our ordinary shares.

Nasdaq trading symbol	“INVZ”.

The number of our ordinary shares to be outstanding after this offering is based on 221,365,334 ordinary shares outstanding as of March 31, 2026. The number of ordinary shares to be outstanding after this offering excludes:

•	16,231,141 warrants that expired on April 6, 2026;

•	23,021,582 RDO warrants outstanding as of March 31, 2026, each entitling its holder to purchase one ordinary share at an initial exercise price equal to $1.69 per share;

•	9,591,690 ordinary shares issuable upon the exercise of options outstanding under our equity incentive plans as of March 31, 2026, at a weighted average exercise price of $5.00 per share;

•	24,284,082 ordinary shares issuable upon the vesting of restricted share units (“RSUs”) outstanding under our equity incentive plans as of March 31, 2026; and

•	11,240,825 ordinary shares reserved for future issuance under our equity incentive plan, which number is prior to the reduction of the ordinary shares subject to any outstanding options or RSUs granted subsequent to March 31, 2026, as well as any future increases in the number of ordinary shares for future issuances under our equity incentive plan.

In addition, unless otherwise indicated, all information contained in this prospectus supplement assumes:

•	no exercise of RDO warrants described above after March 31, 2026;

•	no exercise of the outstanding options described above after March 31, 2026; and

•	no vesting of the outstanding RSUs described above after March 31, 2026.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. Our business, prospects, financial condition or operating results could be materially adversely affected by the risks identified below, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our ordinary shares could decline due to any of these risks, and you may lose all or part of your investment. Before deciding whether to invest in our ordinary shares, you should consider carefully the risk factors discussed below and those contained in the section entitled “Risk Factors” contained in our Annual Report, as filed with the SEC, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC.

Risks Relating to this Offering

We will have broad discretion over the use of proceeds we receive in this offering and may not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion in the application of the net proceeds from this offering and, as a result, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds in ways that not all shareholders approve of or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business.

The market price and trading volume of our ordinary shares may be volatile and could decline significantly.

Nasdaq, the stock market on which our ordinary shares are listed under the symbol “INVZ,” has from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market is sustained for our ordinary shares, the market price of our ordinary shares may continue to be volatile and could decline significantly. In addition, the trading volume in our ordinary shares may fluctuate and cause significant price variations to occur. We cannot assure you that the market price of our ordinary shares will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•	the realization of any of the risk factors presented in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus;

•	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues results of operations, level of indebtedness, liquidity or financial condition;

•	availability of capital to fund our contracts and our growth;

•	additions and departures of key personnel;

•	failure to comply with the requirements of Nasdaq (including the continued listing requirements);

•	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

•	future issuances, sales, resales or repurchases or anticipated issuances, sales, resales or repurchases, of our securities including due to the exercise of warrants;

•	publication of research reports about us;

•	the performance and market valuations of other similar companies;

•	failure of securities analysts to initiate or maintain coverage of our company, changes in financial estimates by any securities analysts who follow us or our failure to meet these estimates or the expectations of investors;

•	new laws, regulations, subsidies, or credits or new interpretations of existing laws applicable to us;

•	commencement of, or involvement in, litigation involving us;

•	broad disruptions in the financial markets, including sudden disruptions in the credit markets;

•	speculation in the press or investment community;

•	actual, potential or perceived control, accounting or reporting problems;

•	changes in accounting principles, policies and guidelines; and

•	other events or factors, including those resulting from infectious diseases, health epidemics and pandemics, natural disasters, war, acts of terrorism, (such as the war and hostilities between Israel and Hamas, Hezbollah, the Houthi movement and Iran) or responses to these events.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us.

If securities or industry analysts cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our ordinary shares adversely, or if we fail to meet, or significantly exceed, the financial guidance we publicly announced on a periodic basis, then the price and trading volume of our ordinary shares could decline.

The trading market for our ordinary shares is influenced by the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts, or the content and opinions included in their reports. As a relatively new public company, analysts who publish information about our ordinary shares will have had relatively little experience with us, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet our estimates. If any of the analysts who cover us issues an inaccurate or unfavorable opinion regarding us, the price of our ordinary shares would likely decline. In addition, the share prices of many companies in the technology industry have declined significantly after those companies have failed to meet, or significantly exceed, the financial guidance publicly announced by the companies or the expectations of analysts. If our financial results fail to meet, or significantly exceed, our announced guidance or the expectations of analysts or public investors, analysts could downgrade our ordinary shares or publish unfavorable research about us and our securities. If one or more of these analysts cease coverage of us or fail to publish reports on it regularly, our visibility in the financial markets could decrease, which in turn could cause the price of our ordinary shares or trading volume to decline.

Sales of a substantial number of our ordinary shares in the public market, or the perception that they may occur, could cause the price of our ordinary shares to fall.

The market price of our ordinary shares could decline as a result of sales of a large number of our ordinary shares in the public market following this offering. Substantially all of our outstanding ordinary shares are, and the ordinary shares offered in this offering will be, freely tradeable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”). The perception that these sales might occur may also cause the market price of our ordinary shares to decline.

We do not intend to pay dividends in the foreseeable future.

We have never declared or paid any cash dividends on our ordinary shares and we currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our ordinary shares in the foreseeable future. Any future determination to pay dividends on our ordinary shares will be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant. Consequently, you may be unable to realize a gain on your investment except by selling our ordinary shares after price appreciation, which may never occur.

Our board of directors has sole discretion whether to pay dividends. If our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future, operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our directors may deem relevant. The Companies Law imposes restrictions on our ability to declare and pay dividends. See the sections titled “Description of Ordinary Shares and Existing Warrants” in the accompanying prospectus and “Description of Registrant’s Securities—Ordinary Shares—Dividend and Liquidation Rights” in Exhibit 2.1 to our Annual Report incorporated herein by reference for additional information. Payment of dividends may also be subject to Israeli withholding taxes. See the section titled “Taxation—Material Israeli Tax Considerations” for additional information.

Purchase of ordinary shares in this offering will experience immediate and substantial dilution in the book value of their investment.

The offering price per ordinary share is substantially higher than the as adjusted net tangible book value per ordinary share before giving effect to this offering. Therefore, if you purchase ordinary shares in this offering, you will pay a price per ordinary share that substantially exceeds the as adjusted net tangible book value per share after the completion of this offering. Based on the offering price of $0.45 per ordinary share, you will experience immediate dilution of $0.15 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2026 and the offering price per ordinary share. See the section titled “Dilution” for a more detailed description of the dilution to new investors in the offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per ordinary share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by any investors in this offering. See the section titled “Dilution” for a more detailed discussion of the dilution you may incur if you purchase ordinary shares in this offering.

U.S. holders of our ordinary shares may suffer adverse tax consequences if we are treated as a passive foreign investment company.

A non-U.S. corporation generally will be treated as a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income (such as interest income) or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. We believe we were not a PFIC for our taxable year ending December 31, 2025. However, as discussed below, whether we were a PFIC for any given taxable year is based on a complex and factual determination and there is no assurance that the Internal Revenue Service (“IRS”) will agree with our determination. Based on the current and anticipated composition of the income, assets and operations of our company and our subsidiaries, we cannot be sure as to whether we will be a PFIC for U.S. federal income tax purposes for our taxable year ending December 31, 2026 or in future taxable years. Moreover, because PFIC status is based on our income, assets and activities for the entire taxable year, it is not possible to determine whether we will be characterized as a PFIC for our current taxable year or future taxable years until after the close of the applicable taxable year. This is an annual factual determination that depends on, among other things, the composition of our income (including the relative size of our gross operating loss and our passive income) and assets, and the market value of our shares and assets (including unbooked goodwill), including the composition of income and assets of our subsidiaries, from time to time, and thus a determination can only be made annually after the close of each taxable year. Moreover, the value of our assets (including unbooked goodwill) for purposes of the PFIC determination may be determined by reference to the trading value of our ordinary shares, which could fluctuate significantly. If we are a PFIC for any taxable year, a U.S. Holder (as defined below under “Taxation - United States Federal Income Tax Considerations”) of our ordinary shares may be subject to adverse tax consequences and may incur certain information reporting obligations, even if we cease to be a PFIC in the subsequent years. Under the generally applicable PFIC rules, a U.S. Holder generally would be subject to U.S. federal income tax at the then prevailing maximum rates on ordinary income and possibly an “interest” charge, in respect of “excess distributions” and upon any gain from the disposition of our ordinary shares, as if the excess distribution or gain had been recognized ratably over such U.S. Holder’s holding period of our ordinary shares. Certain elections (including a qualified electing fund or a mark-to-market election) may be available to U.S. Holders of our ordinary shares to mitigate some of the adverse tax consequences resulting from PFIC treatment. For a further discussion, see “Taxation -United States Federal Income Tax Considerations - Passive Foreign Investment Company Considerations.”

Prospective U.S. Holders of our ordinary shares are strongly encouraged to consult their own tax advisors regarding the potential application of these rules to us and the ownership of our ordinary shares.

Our failure to regain or maintain compliance with Nasdaq’s continued listing requirements could result in the delisting of our ordinary shares.

Our ordinary shares are currently listed for trading on Nasdaq. We must satisfy Nasdaq’s continued listing requirements, including, among other things, a minimum bid price requirement of $1.00 per ordinary share or risk delisting.

On March 25, 2026, we received a written notification from Nasdaq, indicating that we no longer satisfy Nasdaq Listing Rule 5550(a)(2) based upon a closing bid price of less than $1.00 per share for the Company’s ordinary shares for the prior 30 consecutive business day period. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), Innoviz has a grace period of 180 days, or until September 21, 2026, to meet the minimum bid price requirement under the Nasdaq Listing Rules. If at any time during the 180-day grace period, the closing bid price of the ordinary shares is $1.00 per ordinary share or higher for at least ten consecutive trading days, Nasdaq will provide Innoviz with written confirmation of compliance and the matter will be closed.

Our failure to meet this or other requirements may result in our securities being delisted from Nasdaq. A delisting could substantially decrease trading in the ordinary shares, adversely affect the market liquidity of the ordinary shares as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws, adversely affect our ability to obtain financing on acceptable terms, if at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. Additionally, the market price of the ordinary shares may decline further and shareholders may lose some or all of their investment.

We may be subject to securities litigation, class action and derivative lawsuits, which could result in substantial costs and could divert management attention away from other business concerns.

The market price of our ordinary shares may be volatile and, in the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We have been in the past and may be in the future the target of this type of litigation. Additionally, securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources from other business concerns, which could seriously harm our business. An adverse judgment could result in monetary damages, which could have a negative impact on our liquidity and financial condition. For example, on March 28, 2024, Richards v. Shipwright SPAC I, LLC, et al., Case No. 2024-0320, a purported stockholder of Collective Growth Corporation, a Delaware corporation (“Collective Growth”), filed a lawsuit against Collective Growth’s directors and affiliates in the Court of Chancery for the State of Delaware.  The lawsuit alleges that Collective Growth’s disclosures in connection with its business combination with Innoviz (completed in April 2021) were materially incomplete and misleading, and that the directors breached their fiduciary duties.

We have entered into indemnification agreements with each of our current and former directors, certain of our current and former officers and certain third parties, and, in connection with the business combination, agreed to indemnify certain former directors and officers of Collective Growth. Although we maintain insurance and run-off coverages in amounts and with deductibles that we believe are appropriate for our operations, and our insurance and run-off coverages may not cover all claims that have been or may be brought against us, and insurance coverage may not continue to be available to us at a reasonable cost. As a result, we may be exposed to substantial uninsured liabilities, including pursuant to our indemnification obligations, which could result in substantial costs and could divert management attention away from other business concerns.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward looking statements within the meaning of Section 27A of the Securities Act. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible” or similar words or phrases, or the negatives of those words or phrases. Statements regarding our future results of operations and financial position, growth strategy and plans and objectives of management for future operations, including, among others, expansion in new and existing markets, are forward-looking statements.

Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends which affect or may affect our business, operations and industry. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to numerous risks and uncertainties.

Forward-looking statements contained or incorporated in this prospectus supplement and the accompanying prospectus include, but are not limited to, statements about:

•	Our limited operating history and evolving business model make evaluating our business and future prospects difficult and may increase the risk of your investment;

•	Continued pricing pressures, automotive original equipment manufacturers (“OEM”) cost reduction initiatives and the ability of automotive OEMs to re-source or cancel vehicle or technology programs may result in lower than anticipated margins, or in incremental losses, which may adversely affect our business;

•	Failure to successfully develop non-automotive markets could limit revenue diversification and affect revenue growth;

•	We are creating innovative technologies by designing and developing unique components. The high price of, or low yield in, these components may affect our ability to sell at competitive prices, or may lead to losses;

•	There are significant risks to providing our products as a direct supplier to customers, including additional operating costs, increased liabilities, and additional indemnification liabilities;

•	We expect to invest substantially in research and development for the purpose of developing and commercializing new products, and these investments could significantly reduce our profitability or increase our losses and may not generate revenue for us;

•	We will likely need to obtain additional funds in the future in order to execute our business plan, and these funds may not be available to us when we need them, which could negatively affect our business, prospects, financial condition and operating results;

•	We may experience significant delays in the design, production and launch of our LiDAR products, which could harm our business, prospects, financial condition and operating results;

•	We are substantially dependent on a limited number of customers. The automotive industry is comprised of a relatively small number of players, which makes each design win material for us. While we have expanded our customer base to include significant programs with multiple customers, our business could be materially and adversely affected if certain customers terminate our programs or significantly alter or delay them;

•	Designing and manufacturing LiDARs on a mass-production scale requires meeting stringent quality requirements and we may face significant challenges and complexities in this process;

•	Our transition to production with a contract manufacturer and our ramp-up towards mass production may encounter significant challenges, which could delay commercialization and increase costs;

•	The period of time from a design win to implementation varies significantly across different markets and we are subject to the risks of cancellation or postponement of contracts, or failure to successfully meet customers’ requirements for start of production (“SOP”) or deployment;

•	Certain of our strategic, development and supply arrangements could be terminated or may not materialize into long-term contract partnership arrangements;

•	We target many customers that are large companies with substantial negotiating power, exacting product standards and potentially competitive internal solutions. If we are unable to sell our products to these customers, our prospects and results of operations will be adversely affected;

•	We continue to implement strategic initiatives designed to grow our business. These initiatives may prove more costly than we currently anticipate and we may not succeed in increasing our revenues by an amount sufficient to offset the costs of these initiatives and to achieve and maintain profitability;

•	The first vehicles deploying our LiDAR technology and software became commercially available to end users in 2024. Additional vehicles deploying the next generation of our technology are expected to become commercially available in the coming year. If any vehicles deploying our LiDAR technology and complementary software stacks are involved in traffic accidents or collisions actually or allegedly resulting from undetected defects, errors, or bugs in our products, or if our products actually or allegedly fail to perform as expected, we may be exposed to product liability, warranty and other claims, in addition to a decline in the market adoption of our products, damage to our reputation with current or prospective customers, or increased regulatory scrutiny of our solutions, which would adversely affect our operating costs, business and prospects;

•	Our failure to maintain compliance with Nasdaq’s continued listing requirements could result in the delisting of our ordinary shares;

•	We operate in a highly competitive market against a large number of both established competitors and new market entrants, and some market participants have substantially greater resources than we do;

•	We may be subject to securities litigation, class action and derivative lawsuits, which could result in substantial costs and could divert management attention away from other business concerns; and

•	The other matters described in the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement and other risk factors contained in our Annual Report and our subsequent filings with the SEC that we incorporated by reference herein.

Many important factors, in addition to the factors described above and in other sections of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results and, in the case of our forward-looking order book, actual orders to differ materially from estimates or forward-looking statements. We qualify all of our estimates and forward-looking statements by these cautionary statements. Factors that could cause actual results to differ from our expectations or projections include the risks and uncertainties relating to our business described in this prospectus supplement under “Risk Factors” as well as those listed under “Item 3. Key Information – D. Risk Factors” in our Annual Report. We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Forward-looking statements set forth herein speak only as of the date of this prospectus. Except as required by applicable law, including the securities laws of the United States, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we assume no responsibility for updating any forward-looking statements.

USE OF PROCEEDS

We expect to receive net proceeds from this offering, after deducting the placement agent fees and offering expenses payable by us, of approximately $27.3 million.

We intend to use the net proceeds from this offering for general business purposes, including, but not limited to:

•	supporting the commercialization of Perciz, our dedicated security and defense brand;

•	research and development activities;

•	commercializing our product sales;

•	funding our continuing operations;

•	expanding our production capabilities to produce LiDAR solutions;

•	outsourcing the production of our LiDAR solutions; and

•	producing inventory of our LiDAR solutions.

We will have broad discretion in the way that we use the net proceeds of this offering. Our use of the net proceeds from this offering will depend on a number of factors, including our future revenue and cash generated by operations and the other factors described in “Risk Factors.”

CAPITALIZATION

The table below sets forth our cash and cash equivalents and capitalization as of March 31, 2026:

•	on an actual basis; and

•	on an as adjusted basis to reflect the issuance and sale of ordinary shares in this offering at the offering price of $0.45 per ordinary share, after deducting the placement agent fees and offering expenses payable by us.

Investors should read this table in conjunction with our audited and unaudited financial statements and notes thereto incorporated by reference herein as well as “Use of Proceeds” included elsewhere in this prospectus supplement and Item 5. “Operating and Financial Review and Prospects” in our Annual Report.

	As of March 31, 2026
	Actual	As adjusted
	(in thousands, except share and per share data)
Cash and cash equivalents, bank deposits, short-term restricted cash and marketable securities	$60,126	$87,417
Total debt	$—	$—
Ordinary Shares of no par value: 500,000,000 shares authorized, 221,365,334 shares issued and outstanding, actual; 500,000,000 shares authorized, 288,032,001 shares issued and outstanding, as adjusted	—	—
Additional paid-in capital	883,703	910,994
Accumulated deficit	(824,039)	(824,039)
Total shareholders’ equity	$59,664	$86,955
Total capitalization	$59,664	$86,955

As adjusted shareholders’ equity amounts shown in the table above exclude the impact of:

•	16,231,141 warrants that expired on April 6, 2026;

•	23,021,582 RDO warrants outstanding as of March 31, 2026, each entitling its holder to purchase one ordinary share at an initial exercise price equal to $1.69 per share;

•	9,591,690 ordinary shares issuable upon the exercise of options outstanding under our equity incentive plans as of March 31, 2026, at a weighted average exercise price of $5.00 per share;

•	24,284,082 ordinary shares issuable upon the vesting of RSUs outstanding under our equity incentive plans as of March 31, 2026; and

•	11,240,825 ordinary shares reserved for future issuance under our equity incentive plan, which number is prior to the reduction of the ordinary shares subject to any outstanding options or RSUs granted subsequent to March 31, 2026, as well as any future increases in the number of ordinary shares for future issuances under our equity incentive plan.

 DILUTION

If you invest in our ordinary shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per ordinary share in this offering and the net tangible book value per ordinary share after this offering. Our net tangible book value as March 31, 2026, was $0.27 per ordinary share.

After giving effect to the sale of 66,666,667 ordinary shares that we are offering at the offering price of $0.45 per ordinary share, after deducting the placement agent fees and offering expenses payable by us, our net tangible book value on an adjusted basis as of March 31, 2026, would have been $0.30 per ordinary share. This amount represents an immediate increase in net tangible book value of $0.03 per ordinary share to our existing shareholders and an immediate dilution of $0.15 per ordinary share to new investors purchasing ordinary shares in this offering. We determine dilution by subtracting the as-adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for an ordinary share.

The following table illustrates this dilution:

Offering price per ordinary share		$0.45
Net tangible book value per share as of March 31, 2026	$0.27
Increase in net tangible book value per share attributable to this offering	0.03
As adjusted net tangible book value per share after this offering		0.30
Dilution per share to new investors in this offering		$0.15

The number of ordinary shares outstanding after this offering excludes shares issuable upon the RDO warrants. To the extent any of our outstanding options or RDO warrants are exercised or RSUs vest, there will be further dilution to new investors.

DESCRIPTION OF THE ORDINARY SHARES WE ARE OFFERING

In this offering, we are offering 66,666,667 ordinary shares. The material terms and provisions of our ordinary shares are described under the caption “Description of Ordinary Shares and Existing Warrants” starting on page 10 of the accompanying prospectus.

TAXATION

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of the ordinary shares issued pursuant to this offering. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Material Israeli Tax Considerations

The following is a brief summary of the material Israeli tax laws applicable to us, and certain Israeli Government programs that benefit us. This section also contains a discussion of material Israeli tax consequences concerning the purchase, ownership and disposition of our ordinary shares. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. To the extent that the discussion is based on tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below.

General corporate tax structure in Israel. Israeli companies are generally subject to corporate income tax. In December 2016, the Israeli Parliament approved the Economic Efficiency Law (Legislative Amendments for Applying the Economic Policy for the 2017 and 2018 Budget Years) which reduces the corporate income tax rate from 25% to 24% effective from January 1, 2017, and to 23% effective from January 1, 2018 onwards. However, the effective tax rate payable by a company that derives income from an Approved Enterprise, a Preferred Enterprise, a Special Preferred Enterprise, a Benefited Enterprise, a Preferred Technological Enterprise or Special Preferred Technological Enterprise (as discussed below) may be considerably less. Capital gains derived by an Israeli company are generally subject to the corporate income tax rate.

Law for the Encouragement of Industry (Taxes), 5729-1969. The Law for the Encouragement of Industry (Taxes), 5729-1969, generally referred to as the Industry Encouragement Law, provides several tax benefits for “Industrial Companies.” We believe that we currently qualify as an Industrial Company within the meaning of the Industry Encouragement Law.

The Industry Encouragement Law and the regulations promulgated thereunder provide that an “Industrial Company” is an Israeli resident-company, of which 90% or more of its income in any tax year, other than income from certain government loans, capital gains, dividends and interest and linkage differentials, is derived from an “Industrial Enterprise” owned by it and located in Israel or in the “Area,” in accordance with the definition under section 3A of the Israeli Tax Ordinance (the “Ordinance”). An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production.

Following are the main tax benefits available to Industrial Companies:

•	Amortization of the cost of purchased patents, rights to use a patent, and know-how, which are used for the development or advancement of the Industrial Enterprise, over an eight-year period, commencing on the year in which the Industrial Company began to use them;

•	Under limited conditions, an election to file consolidated tax returns with controlled Israeli Industrial Companies; and

•	Expenses related to a public offering are deductible in equal amounts over three years commencing on the year of the offering.

Eligibility for benefits under the Industry Encouragement Law is not contingent upon approval of any governmental authority.

Tax benefits and grants for research and development. Israeli tax law allows, under certain conditions, a tax deduction for expenditures, including capital expenditures, for the year in which they are incurred. Expenditures are deemed related to scientific research and development projects, if:

•	The expenditures are approved by the relevant Israeli government ministry, determined by the field of research;

•	The research and development must be for the promotion of the company; and

•	The research and development is carried out by or on behalf of the company seeking such tax deduction.

The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the finance of such scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the Ordinance. Expenditures that are unqualified under the conditions above are deductible in equal amounts over three years commencing in the year of the payment of such expenses.

From time to time, we may apply to the Israel Innovation Authority (the “IIA”) for approval to allow a tax deduction for all or most of research and development expenses during the year incurred. There can be no assurance that such application will be accepted. If we will not be able to deduct research and development expenses during the year of the payment, we will be able to deduct research and development expenses during a period of three years commencing in the year of the payment of such expenses.

Law for the Encouragement of Capital Investments, 5719-1959. The Law for the Encouragement of Capital Investments, 5719-1959, generally referred to as the Investment Law, provides certain incentives for capital investments in production facilities (or other eligible assets).

The Investment Law was significantly amended effective as of April 1, 2005 (the “2005 Amendment”), as of January 1, 2011 (the “2011 Amendment”) and as of January 1, 2017 (the “2017 Amendment”). Pursuant to the 2005 Amendment, tax benefits granted in accordance with the provisions of the Investment Law prior to its revision by the 2005 Amendment remain in force, but any benefits granted subsequently are subject to the provisions of the amended Investment Law. Similarly, the 2011 Amendment introduced new benefits to replace those granted in accordance with the provisions of the Investment Law in effect prior to the 2011 Amendment. However, companies entitled to benefits under the Investment Law as in effect prior to January 1, 2011 were entitled to choose to continue to enjoy such benefits, provided that certain conditions are met, or elect instead, irrevocably, to forego such benefits and have the benefits of the 2011 Amendment apply. The 2017 Amendment introduces new benefits for Technological Enterprises, alongside the existing tax benefits.

Tax benefits under the 2011 amendment. The 2011 Amendment canceled the availability of the benefits granted to Industrial Companies under the Investment Law prior to 2011 and, instead, introduced new benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law) as of January 1, 2011. The definition of a Preferred Company includes a company incorporated in Israel that is not fully owned by a governmental entity, and that has, among other things, Preferred Enterprise status and is controlled and managed from Israel. Pursuant to the 2011 Amendment, a Preferred Company is entitled to a reduced corporate tax rate of 15% with respect to its income derived by its Preferred Enterprise in 2011 and 2012, unless the Preferred Enterprise is located in a specified development zone, in which case the rate will be 10%. Under the 2011 Amendment, such corporate tax rate was reduced from 15% and 10%, respectively, to 12.5% and 7%, respectively, in 2013, 16% and 9% respectively, in 2014, 2015 and 2016, and 16% and 7.5%, respectively, in 2017 and thereafter. Income derived by a Preferred Company from a “Special Preferred Enterprise” (as such term is defined in the Investment Law) would be entitled, during a benefits period of 10 years, to further reduced tax rates of 8%, or 5% if the Special Preferred Enterprise is located in a certain development zone.

Dividends distributed from income which is attributed to a “Preferred Enterprise” will be subject to withholding tax at source at the following rates: (i) Israeli resident corporations – 0%, (although, if such dividends are subsequently distributed to individuals or a non-Israeli company the below rates detailed in sub sections (ii) and (iii) shall apply), (ii) Israeli resident individuals – 20%, and (iii) non-Israeli residents (individuals and corporations) - if a valid certificate is obtained in advance from the Israel Tax Authority (“ITA”), 20% under the Investment Law or, to a reduced tax rate under the provisions of any applicable double tax treaty – if such a valid certificate is not obtained then the applicable withholding tax rate shall be 25% or 30%.

The 2011 Amendment also provided transitional provisions to address companies already enjoying existing tax benefits under the Investment Law. These transitional provisions provide, among other things, that unless an irrevocable request is made to apply the provisions of the Investment Law as amended in 2011 with respect to income to be derived as of January 1, 2011, a Benefitted Enterprise can elect to continue to benefit from the benefits provided to it before the 2011 Amendment came into effect, provided that certain conditions are met.

We do not currently intend to implement the 2011 Amendment.

New tax benefits under the 2017 Amendment that became effective on January 1, 2017. The 2017 Amendment was enacted as part of the Economic Efficiency Law that was published on December 29, 2016, and is effective as of January 1, 2017. The 2017 Amendment provides new tax benefits for two types of “Technological Enterprises,” as described below, and is in addition to the other existing tax beneficial programs under the Investment Law. In addition, the 2017 Amendment also changed the definition of the term "preferred income," which is the income eligible for benefits according to the 2011 Amendment.

The 2017 Amendment provides that a technological company satisfying certain conditions will qualify as a “Preferred Technological Enterprise” and will thereby enjoy a reduced corporate tax rate of 12% on income that qualifies as “Preferred Technological Income,” as defined in the Investment Law. The tax rate is further reduced to 7.5% for a Preferred Technological Enterprise located in development zone “A.” In addition, a Preferred Technological Company will enjoy a reduced corporate tax rate of 12% on capital gain derived from the sale of certain “Benefitted Intangible Assets” (as defined in the Investment Law) to a related foreign company if the Benefitted Intangible Assets were acquired from a foreign company on or after January 1, 2017 for at least NIS 200 million, and the sale receives prior approval from the IIA.

The 2017 Amendment further provides that a technological company satisfying certain conditions (including, inter alia, having group consolidated revenues of at least NIS 10 billion) will qualify as a “Special Preferred Technological Enterprise” and will thereby enjoy a reduced corporate tax rate of 6% on “Preferred Technological Income” regardless of the company’s geographic location within Israel. In addition, a Special Preferred Technological Enterprise will enjoy a reduced corporate tax rate of 6% on capital gain derived from the sale of certain “Benefitted Intangible Assets” to a related foreign company if the Benefitted Intangible Assets were either developed by the Special Preferred Technological Enterprise or acquired from a foreign company on or after January 1, 2017, and the sale received prior approval from the IIA. A Special Preferred Technological Enterprise that acquires Benefitted Intangible Assets from a foreign company for more than NIS 500 million will be eligible for these benefits for at least 10 years, subject to certain approvals as specified in the Investment Law.

Dividends distributed to Israeli shareholders by a Preferred Technological Enterprise or a Special Preferred Technological Enterprise, paid out of Preferred Technological Income, are generally subject to withholding tax at source at the rate of 20% (in the case of non-Israeli shareholders—subject to the receipt in advance of a valid certificate from the ITA allowing for such reduced tax rate, or such lower rate as may be provided in an applicable tax treaty). However, if such dividends are paid to an Israeli company, no tax is required to be withheld (although, if such dividends are subsequently distributed to individuals or a non-Israeli company, withholding tax at a rate of 20% or such lower rate as may be provided in an applicable tax treaty, will apply). If such dividends are distributed to a foreign company that holds solely or together with other foreign companies 90% or more in the Israeli company and other conditions are met, the withholding tax rate will be 4% (in either case, subject to the receipt in advance of a valid certificate from the ITA allowing for such 4% rate or lower treaty tax rate).

We believe that we may be eligible to receive the tax benefits under the 2017 Amendment but there is no assurance that we will meet all the terms and conditions required under the Investment Law that will allow us to enjoy any tax benefits under the Investment Law. It should be noted that the proportion of income that may be considered Preferred Technological Income and enjoy the tax benefits described above should be calculated according to the Nexus Formula, which is based on the proportion as that of qualifying expenditures in the intellectual property compared to overall expenditures.

The R&D Law. On March 31, 2026, a new Israeli law was enacted, “Law for the Encouragement and Incentivization of Research and Development, 2026” (the “R&D Law”). The R&D Law introduces a refundable tax credit regime calculated as a percentage of qualifying research and development expenditures incurred in Israel, effective from the 2026 tax year.

Subject to certain conditions, eligible companies are allowed to offset Israeli income taxes or Israeli qualified domestic minimum top-up taxes (“QDMTT”), or alternatively to receive a government grant if the credit is not utilized or if the company choose irrevocably to receive a grant instead of the credit.

Government grants and refundable tax credits, such as those provided under the recently enacted Israeli legislation, are recognized as a reduction to the related expense when there is reasonable assurance that the Company complies with required conditions and the incentive will be received.

We believe that we may be eligible to apply for R&D grants, calculated as a percentage of the company’s qualifying R&D expenditures, at a rate of approximately 3% of such qualifying research and development expenditures, under the R&D Law in respect of our qualifying research and development expenditures, as a company with accumulated losses that is unable to fully utilize the R&D tax credits otherwise available. However, there can be no assurance that we will meet all the conditions required to receive such grants, or that the amount of any grant we may receive will be material or sufficient to offset the impact of our accumulated losses. The availability and amount of such grants are subject to the terms and conditions set forth in the R&D Law and applicable regulations.

Taxation of Our Shareholders

Capital gains taxes applicable to non-Israeli resident shareholders. A non-Israeli resident who derives capital gains from the sale of ordinary shares in an Israeli resident company that were purchased after December 31, 2008 should be exempt from Israeli tax unless, among other requirements, the ordinary shares were held through a permanent establishment that the non-resident maintains in Israel. If not exempt, a non-Israeli resident shareholder would generally be subject to tax on capital gain at the ordinary corporate income tax rate (23% in 2025), if generated by a company, or at the rate of 25%, if generated by an individual, or 30%, if generated by an individual who is a “substantial shareholder” (as defined under the Ordinance), at the time of sale or at any time during the preceding 12-month period (or if the shareholder claims a deduction for interest and linkage differences expenses in connection with the purchase and holding of such shares). A “substantial shareholder” is generally a person who, alone or together with such person’s relatives or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include, among others, the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right. Individual and corporate shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income (corporate income tax rate for a corporation (23% in 2026) and a marginal tax rate of up to 47% for an individual in 2026 (excluding surtax, as discussed below)) unless contrary provisions in a relevant tax treaty apply. Non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a controlling interest of more than 25% in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the ordinary shares are deemed to be business income.

Additionally, a sale of ordinary shares by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under The Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended (the “United States-Israel Tax Treaty”), the sale, exchange or other disposition of ordinary shares by a shareholder who is a United States resident (for purposes of the treaty) holding the ordinary shares as a capital asset and is entitled to claim the benefits afforded to such a resident by the United States-Israel Tax Treaty (a “Treaty U.S. Resident”) is generally exempt from Israeli capital gains tax, unless: (i) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such sale, exchange or disposition is attributed to royalties; (iii) the capital gain arising from the such sale, exchange or disposition is attributed to a permanent establishment in Israel, under certain terms; (iv) such Treaty U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12-month period preceding the sale, exchange or disposition, subject to certain conditions; or (v) such Treaty U.S. Resident is an individual and was present in Israel for 183 days or more during the relevant taxable year. In each case, the sale, exchange or disposition of our ordinary shares would be subject to Israeli tax, to the extent applicable; however, under the United States-Israel Tax Treaty, the taxpayer may be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits. The United States-Israel Tax Treaty does not provide such credit against any U.S. state or local taxes.

In some instances where our shareholders may be liable for Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale (i.e., valid withholding tax certificate issued by the ITA, residency certificate or other documentation may be required).

Taxation of non-Israeli shareholders on receipt of dividends. Non-Israeli residents (either individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, which tax will be withheld at source, unless relief is provided in a treaty between Israel and the shareholder’s country of residence (subject to the receipt in advance of a valid withholding tax certificate from the ITA allowing for a reduced tax rate). With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or at any time during the preceding 12 months, the applicable tax rate is 30%. Such dividends are generally subject to Israeli withholding tax at a rate of 25% so long as the ordinary shares are registered with a nominee company (whether the recipient is a substantial shareholder or not) and, subject to the receipt in advance of a valid withholding tax certificate from the ITA allowing for a reduced tax rate, 15% if the dividend is distributed from income attributed to an Approved Enterprise or a Benefited Enterprise and 20% if the dividend is distributed from income attributed to a Preferred Enterprise, a Special Preferred Enterprise, Preferred Technological Enterprise or Special Preferred Technological Enterprise or such lower rate as may be provided in an applicable tax treaty. For example, under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a Treaty U.S. Resident is 25%. However, generally, the maximum rate of withholding tax on dividends, not generated by an Approved Enterprise, Benefited Enterprise, Preferred Enterprise, Special Preferred Enterprise, Preferred Technological Enterprise or Special Preferred Technological Enterprise, that are paid to a U.S. corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, is 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. Notwithstanding the foregoing, dividends distributed from income attributed to an Approved Enterprise, Benefited Enterprise, Preferred Enterprise, Special Preferred Enterprise, Preferred Technological Enterprise or Special Preferred Technological Enterprise are not entitled to such reduction under the tax treaty but are subject to a withholding tax rate of 15% for a shareholder that is a U.S. corporation, provided that the conditions related to 10% or more holdings and to our gross income for the previous year (as set forth in the previous sentence) is met. The aforementioned rates under the United States-Israel Tax Treaty would not apply if the dividend income is derived through a permanent establishment of the U.S. resident in Israel. If the dividend is attributable partly to income derived from an Approved Enterprise, Benefited Enterprise, Preferred Enterprise, Special Preferred Enterprise, Preferred Technological Enterprise or Special Preferred Technological Enterprise and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability.

A non-Israeli resident who receives dividends from which all tax due was withheld at source according to applicable provisions of the Ordinance and the regulations promulgated thereunder is generally exempt from the obligation to file tax returns in Israel with respect to such income, provided that (i) such income was not generated from business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed, and (iii) the taxpayer is not obligated to pay surtax (as further explained below).

Surtax. Subject to the provisions of an applicable tax treaty, individuals who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at a rate of 3% on annual income (including, but not limited to, dividends, interest and capital gain) exceeding NIS 721,560 for 2026, which amount is generally linked to the annual change in the Israeli consumer price index. In addition, the portion of individual’s annual income from capital sources (e.g., capital gains, real estate appreciation, dividends, interest, CPI linkage differentials, rental income, passive royalties, etc.) exceeding a certain threshold (NIS 721,560 in 2026) is subject to an additional surtax of 2%.  It should be emphasized that with respect to non-Israeli residents, these surtaxes apply to Israeli source income (unless such income is exempt under Israeli domestic law or an applicable tax treaty), whereas with respect to Israeli residents, these surtaxes apply to worldwide income.

Estate and Gift Tax. Israeli law presently does not impose estate or gift taxes.

United States Federal Income Tax Considerations

The following is a description of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares offered pursuant to this prospectus supplement. This description addresses only the U.S. federal income tax consequences to U.S. Holders (as defined below) that hold our ordinary shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and that have the U.S. dollar as their functional currency.

This discussion is based upon the Code, applicable U.S. Treasury regulations, administrative pronouncements and judicial decisions, in each case as in effect on the date hereof, all of which are subject to change (possibly with retroactive effect). No ruling has been or will be requested from the Internal Revenue Service (the “IRS”) regarding the tax consequences of the acquisition, ownership or disposition of the ordinary shares, and there can be no assurance that the IRS will agree with the discussion set out below. This summary does not address any U.S. tax consequences other than U.S. federal income tax consequences (e.g., the estate and gift tax or the Medicare tax on net investment income) and does not address any state, local or non-U.S. tax consequences.

This description does not address tax considerations applicable to holders that may be subject to special tax rules, including, without limitation:

•	banks, financial institutions or insurance companies;

•	real estate investment trusts or regulated investment companies;

•	dealers or brokers;

•	traders that elect to mark to market;

•	tax exempt entities or organizations;

•	“individual retirement accounts” and other tax deferred accounts;

•	certain former citizens or long term residents of the United States;

•	persons that are resident or ordinarily resident in or have a permanent establishment in a jurisdiction outside the United States;

•	persons subject to any alternative minimum tax;

•	persons that acquired our ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation for the performance of services;

•	persons holding our ordinary shares as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the ordinary shares being taken into account in an applicable financial statement;

•	partnerships or other pass-through entities and persons holding ordinary shares through partnerships or other pass-through entities; or

•	holders that own directly, indirectly or through attribution 10% or more of the total voting power or value of all of our outstanding shares.

For purposes of this description, a “U.S. Holder” is a beneficial owner of our ordinary shares that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if such trust has validly elected to be treated as a United States person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our ordinary shares, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor as to the particular U.S. federal income tax consequences of acquiring, owning and disposing of our ordinary shares in its particular circumstance.

You should consult your tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning and disposing of our ordinary shares under your particular circumstances.

Distributions on Ordinary Shares

Subject to the discussion under “—Passive Foreign Investment Company Considerations” below, the gross amount of any distribution made to you with respect to our ordinary shares, before reduction for any Israeli taxes withheld therefrom, generally will be includible in your income as dividend income on the date on which the dividends are actually or constructively received, to the extent such distribution is paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. To the extent that the amount of any distribution by us exceeds our current and accumulated earnings and profits as determined under U.S. federal income tax principles, it will be treated first as a tax free return of your adjusted tax basis in our ordinary shares and thereafter as capital gain. However, we do not expect to maintain calculations of our earnings and profits under U.S. federal income tax principles and, therefore, you should expect that the entire amount of any distribution generally will be reported as dividend income to you. If you are a non-corporate U.S. Holder, you may qualify for the lower rates of taxation with respect to dividends on ordinary shares applicable to long term capital gains (i.e., gains from the sale of capital assets held for more than one year), provided that we are not a PFIC (as discussed below under “—Passive Foreign Investment Company Considerations”) with respect to you in our taxable year in which the dividend was paid or in the prior taxable year and certain other conditions are met, including certain holding period requirements and the absence of certain risk reduction transactions. However, such dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders.

Dividends paid to you with respect to our ordinary shares generally will be treated as foreign source income, which may be relevant in calculating your foreign tax credit limitation. Subject to certain conditions and limitations, Israeli tax withheld on dividends may be credited against your U.S. federal income tax liability or, at your election, be deducted from your U.S. federal taxable income. An election to deduct creditable foreign taxes instead of claiming foreign tax credits would generally apply to all such foreign taxes paid or accrued in such taxable year. Dividends that we distribute generally should constitute “passive category income” for purposes of the foreign tax credit. A foreign tax credit for foreign taxes imposed on distributions may be subject to significant limitations. The rules relating to the determination of the foreign tax credit are complex, and you should consult your tax advisor to determine whether and to what extent you would be entitled to this credit.

Sale, Exchange or Other Disposition of Ordinary Shares

Subject to the discussion under “—Passive Foreign Investment Company Considerations” below, you generally will recognize gain or loss on the sale, exchange or other disposition of our ordinary shares equal to the difference between the amount realized on such sale, exchange or other disposition and your adjusted tax basis in our ordinary shares and such gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, capital gain from the sale, exchange or other disposition of our ordinary shares is currently generally eligible for a preferential rate of taxation applicable to capital gains, if your holding period for such ordinary shares exceeds one year (i.e., such gain is long term capital gain). The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations. Any such gain or loss that a U.S. Holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.

The rules governing the treatment of foreign taxes imposed on a U.S. Holder and foreign tax credits are complex, and U.S. Holders should consult their tax advisors as to whether, for example, the Israeli tax on gains may be creditable or deductible in light of their particular circumstances, including their eligibility for benefits under an applicable income tax treaty and the potential impact of applicable United States Treasury regulations.

Passive Foreign Investment Company Considerations

In general, a non-U.S. corporation will be classified as a “passive foreign investment company” or “PFIC” for any taxable year if at least (i) 75% of its gross income is classified as “passive income” or (ii) 50% of its gross assets (generally determined on the basis of a quarterly average) produce or are held for the production of passive income. Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions and the excess of gains over losses from the disposition of assets which produce passive income. For these purposes, cash and other assets readily convertible into cash are considered passive assets, and goodwill and other unbooked intangibles are generally taken into account. In making this determination, the non-U.S. corporation is treated as earning its proportionate share of any income and owning its proportionate share of any assets of any corporation in which it directly or indirectly holds 25% or more (by value) of the stock.

We believe we were not a PFIC for our taxable year ending December 31, 2025. However, as discussed below, whether we were a PFIC for any given taxable year is based on a complex and factual determination and there is no assurance that the IRS will agree with our determination. Based on the current and anticipated composition of our income, assets and operations, and those of our subsidiaries, we cannot be sure as to whether we will be a PFIC for U.S. federal income tax purposes for our taxable year ending December 31, 2026 or in future taxable years. As previously disclosed in our Annual Report filed on Form 20-F on March 12, 2024 and our Annual Report filed on March 12, 2025, we believe we were a PFIC for our taxable years ending December 31, 2023 and December 31, 2024, respectively. Because we believe we were a PFIC for one or more prior taxable years and the factors that led to such characterization may persist or recur, there is a risk that we may be characterized as a PFIC in future taxable years. Moreover, because PFIC status is based on our income, assets and activities for the entire taxable year, it is not possible to determine whether we will be characterized as a PFIC for our current taxable year or future taxable years until after the close of the applicable taxable year. Moreover, we must determine our PFIC status annually based on tests that are factual in nature, and our status in future years will depend on our income, assets and activities in each of those years and, as a result, cannot be predicted with certainty as of the date hereof. The value of our assets (including unbooked goodwill) for purposes of the PFIC determination may be determined by reference to the trading value of our ordinary shares, which could fluctuate significantly.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares, and the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election or a mark-to-market election for our first taxable year as a PFIC in which the U.S. Holder held ordinary shares, as described below, such holder generally will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares (or shares of any of our subsidiaries that are Lower-Tier PFICs, as defined and discussed below); and

•	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares) and certain distributions received on shares of any of our subsidiaries that are Lower-Tier PFICs, as defined and discussed below.

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above with respect to our ordinary shares by making a timely QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. There can be no assurance, however, that we will timely provide such information for applicable taxable years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.

If we are determined to be a PFIC and a U.S. Holder does not make a QEF election with respect to our ordinary shares as described above, we would continue to be treated as a PFIC with respect to such U.S. Holder unless (i) we cease to be a PFIC and (ii) the U.S. Holder made a purging election under the PFIC rules. One type of purging election creates a deemed sale of such shares at their fair market value. Any gain recognized in this deemed sale will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of this election, the U.S. Holder will have additional tax basis and, for purposes of the PFIC rules, a new holding period in the ordinary shares. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances (including a potential separate “deemed dividend” purging election that may be available if we are a “controlled foreign corporation” for U.S. federal income tax purposes).

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed under the PFIC rules. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of our earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such ordinary shares for any taxable year of us that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds ordinary shares, the PFIC rules discussed above will continue to apply to such ordinary shares unless the U.S. Holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds ordinary shares and for which we are determined to be a PFIC, such U.S. Holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. Such a U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Such U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which we may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance, however, that we do not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. If we are a PFIC and own any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to our providing the relevant tax information for each Lower-Tier PFIC on an annual basis. Because there is no provision in the Code, Treasury regulations or other official guidance that provides for a right to make a mark-to-market election for any Lower-Tier PFICs that we may own, you will generally continue to be subject to the adverse U.S. federal income tax consequences discussed above with respect to your indirect interest in any such Lower-Tier PFIC (particularly if such Lower-Tier PFIC’s shares are not regularly traded on a qualified exchange) even if you make a mark-to-market election with respect to our ordinary shares. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis in certain circumstances which include, but are not limited to, if a U.S. Holder recognizes gain on a disposition of such ordinary shares or receives distributions with respect to such ordinary shares. U.S. Holders should consult their tax advisors regarding any reporting requirements that may apply to them if we are a PFIC.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex, are unclear in certain respects, and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of ordinary shares should consult their tax advisors concerning the application of the PFIC rules to our ordinary shares under their particular circumstances.

Backup Withholding Tax and Certain Information Reporting Requirements

Distributions on, and proceeds paid from the sale or other taxable disposition of, the ordinary shares may be subject to information reporting to the IRS. In addition, a U.S. Holder may be subject to backup withholding on payments received in connection with distributions and proceeds from the sale or other taxable disposition of ordinary shares made within the United States or through certain U.S. related financial intermediaries.

Backup withholding will not apply, however, to a U.S. Holder that furnishes a correct taxpayer identification number, provides other required certification and otherwise complies with the applicable requirements of the backup withholding rules or that is otherwise exempt from backup withholding (and, when required, demonstrates such exemption). Backup withholding is not an additional tax. Rather, any amount withheld under the backup withholding rules will be creditable or refundable against the U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Asset Reporting

Certain U.S. Holders are required to report their holdings of certain foreign financial assets, including equity of foreign entities, if the aggregate value of all of these assets exceeds certain threshold amounts, by filing IRS Form 8938 with their federal income tax return. Our ordinary shares are expected to constitute foreign financial assets subject to these requirements unless the ordinary shares are held in an account at certain financial institutions. U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of our ordinary shares and the significant penalties for non-compliance.

The above description is not intended to constitute a complete analysis of all U.S. federal income tax consequences relating to acquisition, ownership and disposition of our ordinary shares. You should consult your tax advisor concerning the tax consequences to you in your particular situation.

PLAN OF DISTRIBUTION

Titan Partners Securities LLC has agreed to act as placement agent in connection with the offering described in this prospectus supplement subject to the terms and conditions of a placement agency agreement between us and the placement agent (which we refer to as the “Agency Agreement”). The placement agent is not purchasing or selling any of the ordinary shares offered pursuant to this prospectus supplement or the accompanying prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of ordinary shares, but has agreed to use reasonable efforts to arrange for the sale of all of the ordinary shares offered pursuant to this prospectus supplement.

The offering price of the ordinary shares offered by this prospectus supplement and the accompanying base prospectus has been determined based upon arm’s-length negotiations between the purchasers and us.

We have entered into a securities purchase agreement directly with the institutional investors in this offering. A form of the securities purchase agreement was included as an exhibit to our Report on Form 6-K filed with the SEC on July 28 in connection with this offering. The securities purchase agreement provides such investors with certain representations, warranties and covenants, including indemnifications, from us. Our obligation to issue and sell the securities to the investors who are party to the securities purchase agreement is subject to the closing conditions set forth in the securities purchase agreement, including the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from us or our counsel, which may be waived by the respective parties. All of the securities will be sold at the offering price specified in this prospectus supplement and, we expect, at a single closing.

Delivery of the securities offered hereby is expected to take place on or about July 29, 2026, subject to satisfaction of certain closing conditions.

We have agreed to pay the placement agent (i) a cash fee equal to 5.85% of the aggregate gross proceeds of this offering (the “Cash Fee”); and (ii) up to $150,000 for fees and expenses (including up to $100,000 for fees and expenses of legal counsel). In addition, we may pay to the placement agent or its respective designees an aggregate amount equal to 1% of the aggregate gross proceeds of this offering as a non-accountable expense fee. WestPark Capital, Inc. shall receive 10% of the Cash Fee payable to the placement agent for acting as a financial advisor to the Company for the offering.

We estimate the total expenses that will be payable by us in connection with the offering described in this prospectus supplement and the accompanying prospectus, will be approximately $2.7 million, which includes our legal and accounting and printing costs (including the fees and expenses we agreed to pay to the paying agent as described in the previous paragraph).

We have agreed to indemnify the placement agent and specified other persons against liabilities relating to or arising out of the agent’s services under the Agency Agreement, to the fullest extent lawful, and contribute to payments that the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by the placement agent and any profit realized on the resale of securities sold by the placement agent while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, a placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	May not engage in any stabilization activity in connection with our securities; and

•	May not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Investors will also be informed of the date and manner in which they must transmit the purchase price for their ordinary shares purchased. Our obligation to issue and sell ordinary shares to the investors is subject to the conditions set forth in the securities purchase agreement, which may be waived by us at our discretion. An investor’s obligation to purchase ordinary shares is subject to the conditions set forth in the securities purchase agreement, which may also be waived. There is no requirement that any minimum number or dollar amount of ordinary shares be sold in this offering, and there can be no assurance that we will sell all or any of the ordinary shares being offered.

Under the terms of the securities purchase agreement, from the date of such agreement until 45 days after the closing of this offering, neither we nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ordinary shares or ordinary share equivalents, or (ii) file any registration statement or prospectus, or any amendment or supplement thereto, subject to certain exceptions. Our executive officers and directors, have also agreed that, subject to certain exceptions, for a period of 45 days following the closing of this offering, such persons may not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such persons or any of their affiliates), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any ordinary shares and other of our securities such parties beneficially own, including securities that are convertible into ordinary shares and securities that are exchangeable or exercisable for ordinary shares without the prior written consent of the placement agent.

This is a brief summary of the material provisions of the Agency Agreement and the Securities Purchase Agreement that we entered into and does not purport to be a complete statement of the terms and conditions of such agreement.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by the placement agent and the placement agent may distribute this prospectus supplement and the accompanying prospectus electronically. The placement agent’s address is 4 World Trade Center, 49th Floor, New York, NY 10007.

Other Relationships

The placement agent and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The placement agent and certain of its affiliates may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which the placement agent received or will receive customary fees and expenses. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

In the ordinary course of its various business activities, the placement agent and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The placement agent and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Trading Market

Our ordinary shares are listed on Nasdaq under the symbol “INVZ”.

LEGAL MATTERS

The validity of the ordinary shares offered hereby and certain other matters of Israeli law will be passed upon for us by Naschitz, Brandes, Amir & Co., Advocates. The validity of certain matters of U.S. federal law will be passed upon for us by Latham & Watkins LLP. Sullivan & Worcester LLP is acting as counsel to the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025 incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2025 have been so incorporated in reliance on the report of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus supplement, most of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Naschitz, Brandes, Amir & Co., Advocates, that it may be difficult to assert U.S. securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact, which can be a time-consuming and costly process. Matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•	the judgment was rendered by a court of competent jurisdiction, according to the laws of the state in which the judgment is given;

•	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted; and

•	the judgment is not contrary to public policy of Israel.

Even if such conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

•	the prevailing law of the foreign state in which the judgment is rendered does not allow for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•	the defendant did not have a reasonable opportunity to be heard and to present his or her evidence, in the opinion of the Israeli court;

•	the enforcement of the civil liabilities set forth in the judgment is likely to impair the security or sovereignty of Israel;

•	the judgment was obtained by fraud;

•	the judgment was rendered by a court not competent to render it according to the rules of private international law prevailing in Israel;

•	the judgment conflicts with any other valid judgment in the same matter between the same parties; or

•	an action between the same parties in the same matter was pending in any Israeli court or tribunal at the time at which the lawsuit was instituted in the foreign court.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement.

Statements made in this prospectus supplement concerning the contents of any contract, agreement or other document are not complete descriptions of all terms of these documents. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed for a complete description of its terms. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You should read this prospectus supplement and the documents that we have filed as exhibits to the registration statement completely.

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 15(d) of the Exchange Act including (i) any future annual reports on Form 20-F and (ii) any future reports on Form 6-K that are identified in such reports as being incorporated by reference in this prospectus supplement (but only to the extent identified in such report), except for information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement, until the termination of the offering of securities described in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025 filed with the SEC on March 4, 2026;

•	the Company’s Reports on Form 6-K furnished to the SEC on February 25, 2026 (solely with respect to the financial information included in the condensed consolidated statements of operations, condensed consolidated balance sheets and condensed consolidated statements of cash flows contained in the press release attached as Exhibit 99.1 thereto), March 27, 2026, May 14, 2026 (Film No. 26975993), May 14, 2026 (solely with respect to the financial information included in the condensed consolidated statements of operations, condensed consolidated balance sheets and condensed consolidated statements of cash flows contained in the press release attached as Exhibit 99.1 thereto) (Film No. 26978552 ), July 6, 2026 and July 28, 2026; and

•	the description of the Company’s ordinary shares contained in the Company’s registration statement on Form 8-A (File No. 001-40310), filed with the SEC on April 5, 2021, including any amendments or reports filed for the purpose of updating such description.

We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus supplement and the accompanying prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these filings, at no cost, by writing to us at: c/o Innoviz Technologies Ltd., Innoviz Technologies Campus, 5 Uri Ariav St., Building C, Rosh HaAin, Israel 4809202 or by telephone to: +972-74-700-3692.

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or the accompanying prospectus.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 13, 2025

PRELIMINARY PROSPECTUS

INNOVIZ TECHNOLOGIES LTD.

$200,000,000
Ordinary Shares
Warrants
Debt Securities
Units

This prospectus relates to the issuance sale from time to time by Innoviz Technologies Ltd., a company organized under the laws of the State of Israel (“we”, “our”, the “Company” or “Innoviz”) of up to $200,000,000 of ordinary shares, warrants to purchase ordinary shares or debt securities, debt securities or any combination of the above, separately or as units (collectively, the “securities”). This prospectus provides you with a general description of the securities. Each time we offer and sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities offered.

We may, from time to time, offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods.  If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.  See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.  No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

We will receive proceeds from the issuance and sale of our securities.

Our ordinary shares and existing warrants are listed on the Nasdaq Stock Market LLC under the trading symbols “INVZ” and “INVZW,” respectively. On August 11, 2025, the closing prices for our ordinary shares and existing warrants on the Nasdaq Stock Market LLC were $1.70 per ordinary share and $0.083 per existing warrant.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus and our periodic reports and other information filed with the SEC and incorporated by reference herein, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission, the Israel Securities Authority nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2025.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, neither we nor any underwriters, dealers or agents have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $200,000,000. Each time that we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being sold and the specific terms of that offering.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.  The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering.  If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable.  Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor any underwriters, dealers or agents have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriters, dealers or agents take responsibility for, and can provide no assurance as to, the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information.  Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus.  Accordingly, investors should not place undue reliance on this information.

We may, from time to time, offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods.  If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.  See the section of this prospectus entitled “Plan of Distribution” for more information.

Throughout this prospectus, unless otherwise designated, the terms “we”, “us”, “our”, “Innoviz”, “the Company” and “our company” refer to Innoviz Technologies Ltd. The term “ordinary shares” refers to our ordinary shares, no par value. The term “existing warrants” refers to our outstanding warrants to purchase up to 16,231,141 ordinary shares (as of August 11, 2025) at an exercise price equal to $11.50. The term “RDO warrants” refers to our outstanding warrants to purchase up to 23,021,582 ordinary shares (as of August 11, 2025) at an exercise price equal to $1.69.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF INFORMATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC.  The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC.  The address of that website is http://www.sec.gov.

Our web site address is https://innoviz.tech.  The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement.  The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement.  Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus, and the subsequent information that we file with the SEC will automatically update and supersede that information.  Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	the Company’s Annual Report on Form 20‑F for the year ended December 31, 2024, filed with the SEC on March 12, 2025 (the “Annual Report”);

•	the Company’s Reports on Form 6-K furnished to the SEC on January 3, 2025, February 12, 2025, March 28, 2025, July 3, 2025, and August 13, 2025; and

•
the description of the Company’s securities contained in the Company’s registration statement on Form 8‑A (File No. 001‑40310), filed with the SEC on April 5, 2021, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing to us at the following address:

Innoviz Technologies Ltd.
Innoviz Technologies Campus
5 Uri Ariav St.
Bldg. C, Nitzba 300
Rosh HaAin
4809202
Israel
Attention: Chief Financial Officer

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD‑LOOKING STATEMENTS

Some of the statements made in this prospectus and the documents incorporated by reference into this prospectus may constitute forward‑looking statements within the meaning of the United States federal securities laws. The use of the words or phrases such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “objective”, “ongoing”, “plan”, “potential”, “predict”, “project”, “should”, “will”, “strategy”, “seek”, “will be”, “will continue”, “is likely”, “will likely result”, “contemplate”, “possible” and “would”, or similar words or phrases, or the negatives of those words or phrases, may identify forward‑looking statements, but the absence of these words does not necessarily mean that a statement is not forward‑looking. The forward‑looking statements contained herein include, but are not limited to, statements about:

•	our limited operating history and evolving business model makes evaluating our business and future prospects difficult and may increase the risk of your investment;

•
continued pricing pressures, automotive original equipment manufacturers (“OEM”) cost reduction initiatives and the ability of automotive OEMs to re-source or cancel vehicle or technology programs may result in lower than anticipated margins, or in incremental losses, which may adversely affect our business;

•
we are creating innovative technologies by designing and developing unique components. The high price of, or low yield in these components may, affect our ability to sell at competitive prices or may lead to losses;

•	there are significant risks to providing our products as a direct supplier to customers, including additional operating costs, increased liabilities, and additional indemnification liabilities;

•
we expect to invest substantially in research and development for the purpose of developing and commercializing new products. These investments could significantly reduce our profitability or increase our losses and may not generate revenue for us;

•
we will likely need to obtain additional funds in the future in order to execute our business plan and these funds may not be available to us when we need them, which could negatively affect our business, prospects, financial condition and operating results;

•	we may experience significant delays in the design, production and launch of our LiDAR products, which could harm our business, prospects, financial condition and operating results;

•
we are substantially dependent on a limited number of customers. The automotive industry is comprised of a relatively small number of players, which makes each design win material for us, and our business could be materially and adversely affected if any of our customers terminate our programs following such wins;

•	designing and manufacturing LiDARs on a mass-production scale requires meeting stringent quality requirements and we may face significant challenges and complexities in this process;

•	our transition to production with a contract manufacturer and our ramp-up towards mass production may encounter significant challenges, which could delay commercialization and increase costs;

•
the period of time from a design win to implementation is long and we are subject to the risk of cancellations or postponement of contracts or failure to successfully meet customers’ requirements for start of production;

•	certain of our strategic, development and supply arrangements could be terminated or may not materialize into long‑term contract partnership arrangements;

•
we target many customers that are large companies with substantial negotiating power, exacting product standards and potentially competitive internal solutions. If we are unable to sell our products to these customers, our prospects and results of operations will be adversely affected;

•
we continue to implement strategic initiatives designed to grow our business.  These initiatives may prove more costly than we currently anticipate and we may not succeed in increasing our revenues by an amount sufficient to offset the costs of these initiatives and to achieve and maintain profitability;

•
the first vehicles deploying our LiDAR technology and software became commercially available to end users in 2024. If any vehicles deploying our LiDAR technology and software are involved in traffic accidents or collisions actually or allegedly resulting from undetected defects, errors, or bugs in our products, or if our products actually or allegedly fail to perform as expected, we may be exposed to product liability, warranty and other claims, in addition to a decline in the market adoption of our products, damage to our reputation with current or prospective customers, or increased regulatory scrutiny of our solutions which would adversely affect our operating costs, business and prospects;

•	our failure to maintain compliance with Nasdaq Stock Market LLC (“Nasdaq”)’s continued listing requirements could result in the delisting of our ordinary shares;

•	we operate in a highly competitive market against a large number of both established competitors and new market entrants, and some market participants have substantially greater resources than we do;

•	we may be subject to securities litigation, class action and derivative lawsuits, which could result in substantial costs and could divert management attention away from other business concerns; and

•
the other matters described in the section entitled “Risk Factors” beginning on page 7 of this prospectus and other risk factors contained in our Annual Report and our subsequent filings with the SEC incorporated by reference herein.

Many important factors, in addition to the factors described above and in other sections of this prospectus and the Annual Report, could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from estimates or forward‑looking statements. We qualify all of our estimates and forward‑looking statements by these cautionary statements. Factors that could cause actual results to differ from our expectations or projections include the risks and uncertainties relating to our business described in this prospectus under “Risk Factors” as well as those listed under “Item 3. Key Information – D. Risk Factors” in the Annual Report and any risk factors in our subsequent filings with the SEC incorporated by reference herein. We caution you to carefully consider these risks and not to place undue reliance on our forward‑looking statements. Forward-looking statements set forth herein speak only as of the date of this prospectus. Except as required by applicable law, including the securities laws of the United States, we do not intend to update or revise any forward‑looking statements, whether as a result of new information, future events or otherwise, and we assume no responsibility for updating any forward‑looking statements.

THE COMPANY

Company Overview

We are a leading Tier-1 direct supplier of high-performance, automotive grade LiDAR sensor platforms and complementary software stacks that feature technological breakthroughs across core components and bring enhanced vision and superior performance to enable safe autonomous driving at a mass scale. We believe that we provide a comprehensive solution for OEMs and Tier‑1 partners that are developing and marketing autonomous driving vehicles to the passenger car and other relevant markets, such as robotaxis, shuttles, delivery vehicles and trucks.

We were founded in 2016. From our founding, our culture drew from our core values of solving sophisticated technological problems through creativity and agile thinking. We have relied on these values to address the needs of autonomous vehicles in a manner that strikes the desired balance between performance and cost. We created a new type of LiDAR sensor from the chip-level up, including a suite of powerful and sophisticated software applications for high-performance computer vision to allow superior perception. In 2018, we achieved a design win to power BMW’s Level 3 autonomous platform, a program which reached maturity during 2024 and with vehicles already being sold with our LiDARs and complementary software stack.

Since 2021, we have funded the development of two production path programs: the InnovizOne and InnovizTwo LiDAR sensor platforms and complementary software stacks. With the InnovizOne program transitioned from the development phase into full series production in 2024, we eliminated duplicative cost structures and reduced spending on InnovizOne development, while reinvesting a portion of the savings into the InnovizTwo sensor platform and complementary software stack. All quoting and bidding activity in our request for information and request for quotation pipeline is now focused on the InnovizTwo platform.

During 2022, we made the strategic decision to become a Tier-1 supplier of LiDAR and complementary software stack to the automotive industry. This decision allows us to have direct technical discussions with end customers and to improve pricing to automotive OEMs with the goal of continuing to strengthen our position in the automotive market. This strategic decision has played a significant role in our subsequent major OEM program wins, as discussed below.

In 2022, following more than two years of extensive diligence and qualification, we were selected by Volkswagen as its direct LiDAR supplier for automated vehicles within the Volkswagen brands with our InnovizTwo next generation high-performance automotive-grade LiDAR sensor platform, and in 2023, we announced that Volkswagen aims to expand its use of our InnovizTwo LiDAR to its existing light commercial vehicle program, the I.D Buzz.

In 2024, we announced that Mobileye Vision Technologies Ltd. (“Mobileye”) will use the InnovizTwo Long-Range and the new InnovizTwo Short- to Mid-Range LiDARs for the Mobileye Drive™ platform. The new InnovizTwo Short- to Mid-Range leverages InnovizTwo Long-Range’s maturity and is designed to meet the requirements for light commercial vehicles, shuttles, robotaxis, and can be customized to suit a wide array of vehicular design and functionality requirements. We believe that the combination of our LiDARs and Mobileye’s platform is critical to enabling comprehensive sensing capabilities for navigating complex urban environments and enhancing the overall safety and reliability of autonomous driving systems, and that this partnership showcases the flexibility of our LiDARs to work across a variety of vehicle platforms to further testing and deployment of autonomous vehicles. Our partners are leaders in deploying new technologies into the automotive industry. We believe that our close cooperation with these partners and OEMs positions us well to make Level 3 and Level 4 autonomous driving a commercial reality.

The sustained cooperation with our customers provides our engineers and other research and development personnel with a valuable competitive edge. These engineers and other research and development personnel have been meticulously trained to design, operate and verify our many ground-breaking innovations in accordance and in compliance with the rigorous ISO26262 standard for Functional Safety in the automotive industry, and the IATF 16949:2016 certification for Quality Management in the automotive industry. Compliance with these and other standards has been enforced by regular ongoing audits of Innoviz and rigorous testing by our key suppliers, existing customers and prospective customers that thoroughly review the performance of various elements of our operations. As a result, our products have been constructed from the bottom up with hardware and software technology that meets the most stringent automotive safety, quality, environmental, manufacturing, and other standards.

Our innovation has produced LiDAR solutions that deliver market leading performance and that meet the demanding safety requirements for Level 2+ through Level 5 autonomous vehicles at price points suitable for mass produced passenger vehicles.

Our robust software suite enables our ~905nm wavelength laser-based LiDAR architecture to be easily leveraged to provide compelling solutions for Level 2+ through Level 4 (and Level 5 when applicable), using both our long- and short- to medium-range LiDARs. Our integrated custom design of advanced hardware and software components, which leverages the multidisciplinary expertise and experience of our team, enables us to provide autonomous solutions that we believe will accelerate widespread adoption across automakers at serial production scale. This means that we are positioned to penetrate the current market, which is focused primarily on Level 2+, Level 3 and Level 4 production, and to continue to capture and extend our market share to Level 5, as the market continues to mature.

On February 4, 2025, we announced an optimization of our operations to extend our cash runway and accelerate progress towards profitability and free cash flow generation, resulting in a reduction in our employee headcount of approximately 9% during the first quarter of 2025.

We are currently expanding our third-party manufacturing capacity through contract manufacturers to meet an anticipated‑ increase in customer demand for our products. As part of this effort, we recently selected Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services, as our manufacturing partner for the InnovizTwo LiDAR platform. In July 2025, we announced the shipment of the first InnovizTwo LiDAR units from Fabrinet’s high-volume production line. This collaboration is expected to enable Innoviz to ramp its InnovizTwo LiDARs to volume with a manufacturing partner that has automotive-grade facilities around the world, allowing for flexible and cost-effective productions.

In response to the growing interest and demand for LiDAR technologies across a range of non-automotive sectors, in June 2025 we announced the launch of InnovizSMART Long-Range, a new high-performance LiDAR sensor designed specifically for “smart” applications, including security, mobility, aerial, robotics, and intelligent traffic management. With the maturation of our InnovizTwo LiDAR platform and expanding production capabilities through third-party capacity, we are expanding our focus to additional markets such as ITS, smart cities and other sectors that are seeking affordable, high-performing LiDAR solutions. Innoviz’s advanced offerings are well-positioned to address the evolving requirements of these industries, supporting a wide variety of new applications.

Recent Developments

Regained Compliance with Nasdaq’s Minimum Bid Price Requirement

On July 3, 2025, we announced that we received formal written confirmation from Nasdaq confirming that the Company has regained compliance with Nasdaq’s minimum bid price requirement. The closing bid price of the ordinary shares was at $1.00 per share or greater for 10 consecutive business days from June 17 to July 1, 2025. Accordingly, Nasdaq Listing Qualifications Staff notified the Company that it determined that the Company regained compliance with Nasdaq Listing Rule 5550(a)(2), and that the matter was closed.

Events in Israel

On June 13, 2025, Israel launched a preemptive attack on Iran, to which Iran responded with ballistic missile and drone attacks in Israel. On June 24, 2025, Israel and Iran agreed to a ceasefire, although there is no assurance that this agreement will be upheld, military activity and hostilities continue to exist at varying levels of intensity, and the situation remains volatile, with the potential for escalation into a broader regional conflict. At this time, we do not expect the current conflict (or other ongoing conflicts) to have a material impact on our financial and operational results; however, since these are events beyond our control, their continuation or cessation may affect our expectations. We continue to monitor political and military developments closely and examine the consequences for our operations, assets and financial and operational results.

Corporate Information

We were incorporated in Israel on January 18, 2016 under the Israeli Companies Law, 5759‑1999 (the “Companies Law”), and our principal executive office is located at 5 Uri Ariav St., Building C, Nitzba 300, Rosh HaAin 4809202, Israel. Our legal and commercial name is Innoviz Technologies Ltd. We are registered with the Israeli Registrar of Companies. Our registration number is 51-538242-2. Our website address is https://innoviz.tech, and our telephone number is +972‑74‑700‑3692. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically, with the SEC at www.sec.gov. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

RISK FACTORS

Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors set forth in our Annual Report incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DIVIDEND POLICY

We have never declared or paid any cash dividend on our ordinary shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

Pursuant to the Companies Law, the distribution amount for dividends is limited to the greater of retained earnings or earnings generated over the previous two years, according to the then last reviewed or audited financial statements (less the amount of previously distributed dividends, if not already reduced from the earnings), provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. As a company listed on an exchange outside of Israel, however, court approval is not required if the proposed distribution is in the form of an equity repurchase, provided that we notify our creditors of the proposed equity repurchase and allow such creditors an opportunity to initiate a court proceeding to review the repurchase. If within 30 days such creditors do not file an objection, then we may proceed with the repurchase without obtaining court approval. In each case, we are only permitted to distribute a dividend if our board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

DESCRIPTION OF ORDINARY SHARES, EXISTING WARRANTS AND RDO WARRANTS

Our authorized share capital consists of 500,000,000 ordinary shares, no par value. All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

In connection with our business combination that closed on April 5, 2021, we issued 16,231,241 existing warrants, each entitling its holder to purchase one ordinary share at an initial exercise price equal to $11.50 per share.

In connection with our registered direct offering, on February 12, 2025, we issued 23,021,582 RDO warrants, each entitling its holder to purchase one ordinary share at an initial exercise price equal to $1.69.

As of August 11, 2025, we had 201,320,184 ordinary shares issued and outstanding, 16,231,141 existing warrants issued and outstanding and 23,021,582 RDO warrants issued and outstanding. Our ordinary shares and existing warrants are listed on Nasdaq under the symbols “INVZ” and “INVZW,” respectively.

For a description of our ordinary shares and existing warrants, including the rights and obligations attached thereto, please refer to Exhibit 2.1 to our Annual Report, which is incorporated by reference herein.

Description of RDO Warrants

Duration and Exercise Price

Each RDO warrant has an initial exercise price equal to $1.69 per share. The RDO warrants expire on the fifth year anniversary of the original issuance date. The exercise price and number of ordinary shares issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ordinary shares and the exercise price. The RDO warrants are issued in certificated form.

Exercisability

The RDO warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and, within the number of trading days comprising the standard settlement period with respect to the ordinary shares as in effect on the date of delivery of the notice of exercise thereafter, payment in full for the number of ordinary shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the RDO warrant to the extent that the holder, together with its affiliates and any other persons acting as a group together with any such persons, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of ordinary shares outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder, upon notice to us, may increase or decrease the beneficial ownership limitation, provided, further, that any increase in such beneficial ownership limitation shall be effective 61 days after the date such notice is delivered to us; provided that in no event shall the Beneficial Ownership Limit exceed 9.99% of the number of ordinary shares outstanding immediately after exercise.

Cashless Exercise

If, at the time a holder exercises its RDO warrants, a registration statement registering the issuance of the ordinary shares underlying the RDO warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ordinary shares determined according to a formula set forth in the RDO warrants, which generally provides for a number of ordinary shares equal to (A) (1) the volume weighted average price on (x) the trading day preceding the notice of exercise, if the notice of exercise is executed and delivered on a day that is not a trading day or prior to the opening of “regular trading hours” on a trading day or (y) the trading day of the notice of exercise, if the notice of exercise is executed and delivered after the close of “regular trading hours” on such trading day, or (2) the bid price on the day of the notice of exercise, if the notice of exercise is executed during “regular trading hours” on a trading day and is delivered within two hours thereafter, less (B) the exercise price, multiplied by (C) the number of ordinary shares the RDO warrant was exercisable into, with such product then divided by the number determined under clause (A) in this sentence.

Fractional Shares

No fractional ordinary shares will be issued upon the exercise of the RDO warrants. Rather, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Transferability

Subject to applicable laws, a RDO warrant may be transferred at the option of the holder upon surrender of the RDO warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the RDO warrants on any securities exchange or nationally recognized trading system and we do not expect a market to develop. We do not intend to list the RDO warrants on any securities exchange or nationally recognized trading system. The ordinary shares issuable upon exercise of the RDO warrants are currently listed on Nasdaq under the symbol “INVZ”.

Rights as a Shareholder

Except as otherwise provided in the RDO warrants or by virtue of such holder’s ownership of the underlying ordinary shares, the holders of the RDO warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until they exercise their RDO warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the RDO warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the share capital of the Company, the holders of the RDO warrants will be entitled to receive upon exercise of the RDO warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the RDO warrants immediately prior to such fundamental transaction.  Additionally, as more fully described in the RDO warrants, in the event of certain fundamental transactions, the holders of the RDO warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the RDO warrants on the date of consummation of such transaction.

Amendments

Amendments of the terms of each RDO warrant require the written consent of us and the holder of the RDO warrant.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus.  We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and one or more designated trustees.  We have summarized select portions of the indenture below.  The summary is not complete.  The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you.  In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions.  Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Innoviz,” the “Company,” “we,” “our” or “us” refer to Innoviz Technologies Ltd. (excluding our subsidiaries, unless expressly stated or the context otherwise requires).

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture.  (Section 2.2)  The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount.  (Section 2.1)  We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the applicability of any guarantees;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•
the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•
the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.  We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement.  Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities.  You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture.  (Section 2.4)  No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.  (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.  Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.  (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•
we are the surviving entity or the successor person (if other than Innoviz) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction or the state of Israel and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.  (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Innoviz and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Innoviz; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.  (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series.  In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities.  At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture.  (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power.  (Section 7.1(e))  Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.  (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.  (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.  (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture.  (Section 4.3)  If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default.  The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.  (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments.  We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture.  (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.  (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions).  We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.  (Section 8.3)

Defeasance of Certain Covenants.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.  (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any personal liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation.  By accepting a debt security, each holder waives and releases all such liability.  Such waiver and release is part of the consideration for the issue of the debt securities.  However, such waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.  The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court.  The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our ordinary shares or of debt securities.  We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent.  The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to such issuance.  Those terms may include:

•	the number of ordinary shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities or ordinary shares will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	material United States federal and Israeli income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Innoviz.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of ordinary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.  Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase ordinary shares are exercised, the holders of the warrants will not have any rights of holders of the underlying ordinary shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the ordinary shares, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series.  We may evidence each series of units by unit certificates that we will issue under a separate agreement.  We may enter into unit agreements with a unit agent.  Each unit agent will be a bank or trust company that we select.  We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units.  Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal and Israeli income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate otherwise in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities.  The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC.  Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC.  DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.  “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations.  DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC.  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.  The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records.  The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records.  Beneficial owners of securities will not receive written confirmation from DTC of their purchases.  However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities.  Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.  Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.  The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities.  DTC has no knowledge of the actual beneficial owners of the securities.  DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners.  The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants.  We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC.  If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities.  Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date.  The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds.  If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records.  Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.”  Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time.  Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities.  Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form.  Those laws may impair the ability to transfer or pledge beneficial interests in those securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us.  Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities.  However, if:

•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities.  Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs.  It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear.  Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We are registering the offer and sale from time to time by us of our securities in one or more offerings of up to $200,000,000 in aggregate offering price.

We will receive proceeds from the issuance and sale of our securities. See “Use of Proceeds.” We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus.

The securities to be offered and sold by us covered by this prospectus may be offered and sold from time to time.

Sales of the securities offered hereby may be effected by us from time to time in one or more types of transactions (which may include block transactions) on Nasdaq at prevailing market prices, in negotiated transactions, through put or call options transactions relating to the securities offered hereby, through short sales of the securities offered hereby, or a combination of such methods of sale. Such transactions may or may not involve brokers or dealers. In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker‑dealer transactions may include purchases of the securities by a broker‑dealer as principal and resales of the securities by the broker‑dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker‑dealer solicits purchasers. Such broker‑dealers may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of the securities offered hereby for whom such broker‑dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker‑dealer might be in excess of customary commissions). Any broker‑dealers participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker‑dealers may be deemed to be underwriting commissions under the Securities Act.

There can be no assurance that we will sell all or any of the securities offered by this prospectus. In addition, we may also sell securities in transactions exempt from registration under the Securities Act, rather than under this prospectus. We have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if we deem the purchase price to be unsatisfactory at any particular time.

With respect to a particular offering of securities by us, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the name of the participating broker‑dealer(s);

•	the specific securities involved;

•	the initial price at which such securities are to be sold;

•	the commissions paid or discounts or concessions allowed to such broker‑dealer(s), where applicable; and

•	other facts material to the transaction.

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker‑dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

In offering the securities covered by this prospectus, we and any underwriters, broker-dealers or agents who execute sales may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

Any ordinary shares will be listed on Nasdaq, but any other securities may or may not be listed on a national securities exchange.  To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.  This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them.  In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any.  In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  These transactions may be discontinued at any time.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.  In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).  In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The underwriters, broker-dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business. In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

TAXATION

Material tax consequences relating to the purchase, ownership and disposition of any of the securities registered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of such securities.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of the securities registered under the registration statement of which this prospectus forms a part.

SEC Registration Fee	$22,167.15
FINRA filing fee	22,218.30
Legal fees and		**
Accountants’ fees and expenses		**
Printing expenses		**
Transfer agent fees and expenses		**
Miscellaneous		**
Total		**

* Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into this prospectus.

FOREIGN EXCHANGE CONTROLS AND OTHER LIMITATIONS

Israeli law and regulations do not impose any material foreign exchange restrictions on non‑Israeli holders of our ordinary shares and warrants.

Non‑residents of Israel who purchase our ordinary shares will be able to convert dividends, if any, thereon, and any amounts payable upon our dissolution, liquidation or winding up, as well as the proceeds of any sale in Israel of our ordinary shares to an Israeli resident, into freely repairable dollars, at the exchange rate prevailing at the time of conversion, provided that the Israeli income tax has been withheld (or paid) with respect to such amounts or an exemption has been obtained.

LEGAL MATTERS

The validity of our ordinary shares and certain other matters of Israeli law will be passed upon for us by Naschitz, Brandes, Amir & Co., Tel-Aviv, Israel. The validity of the debt securities, warrants and units offered hereby will be passed upon for us by Latham & Watkins LLP, Houston, Texas. Additional legal matters may be passed upon for us, any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Innoviz Technologies Ltd. for the year ended December 31, 2022 appearing in Innoviz Technologies Ltd.’s Annual Report (Form 20‑F) for the year ended December 31, 2024 have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES AND AGENT FOR
SERVICE OF PROCESS IN THE UNITED STATES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, most of whom reside outside the United States, may be difficult to obtain within the United States.  Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Naschitz, Brandes, Amir & Co., Advocates, our legal counsel in Israel that it may be difficult to assert U.S. securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Cogency Global Inc., as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•	the judgment was rendered by a court of competent jurisdiction, according to the laws of the state in which the judgment is given;

•	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted; and

•	the judgment is not contrary to public policy of Israel.

Even if such conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

•	the prevailing law of the foreign state in which the judgment is rendered does not allow for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•	the defendant did not have a reasonable opportunity to be heard and to present his or her evidence, in the opinion of the Israeli court;

•	the enforcement of the civil liabilities set forth in the judgment is likely to impair the security or sovereignty of Israel;

•	the judgment was obtained by fraud;

•	the judgment was rendered by a court not competent to render it according to the rules of private international law as they apply in Israel;

•	the judgment conflicts with any other valid judgment in the same matter between the same parties; or

•	an action between the same parties in the same matter was pending in any Israeli court or tribunal at the time at which the lawsuit was instituted in the foreign court.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act is Cogency Global Inc., 22 East 42nd Street, 18th Floor New York, NY 10168.

Innoviz Technologies Ltd.

66,666,667 Ordinary Shares

Sole Placement Agent

Titan Partners